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                            CERTIFICATE OF TRUST OF
                                NVP CAPITAL III

          THIS Certificate of Trust of NVP CAPITAL III (the "Trust") is being duly executed and filed by Delaware Trust Capital Management, Inc., a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 DEL.C. Section 3801, ET SEQ.).

          1. NAME. The name of the business trust formed hereby is NVP CAPITAL III.

          2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Delaware Trust Capital
Management, Inc., 900 Market Street, 2nd Floor, Wilmington, Delaware 19801,
Attn:  Corporate Trust Department.

          3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing with the Secretary of State.

          IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust.



                                  DELAWARE TRUST CAPITAL
                                  MANAGEMENT, INC., as trustee



                                  By:
                                     -------------------------------------------
                                     /s/ Delaware Trust Capital Management, Inc.